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                                                                     Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in Registration Statement on Form N-14 (the "Registration Statement") of our reports dated February 15, 2008, relating to the financial statements and financial highlights appearing in the respective December 31, 2007 Annual Reports to Shareholders of CGM Capital Development Fund and CGM Focus Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights," and "Experts" in the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the CGM Capital Development Fund and CGM Focus Fund Prospectuses dated May 1, 2007 and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated May 1, 2007.



/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    February 22, 2008